                                                                    EXHIBIT 10.2


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                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                           SPECTRASITE HOLDINGS, INC.,

                         WHITNEY EQUITY PARTNERS, L.P.,

                             J. H. WHITNEY III, L.P.

                      WHITNEY STRATEGIC PARTNERS III, L.P.,

                       WALLER-SUTTON MEDIA PARTNERS, L.P.,

                  KITTY HAWK CAPITAL LIMITED PARTNERSHIP, III,

                   KITTY HAWK CAPITAL LIMITED PARTNERSHIP, IV,

                           EAGLE CREEK CAPITAL, L.L.C.

                    THE NORTH CAROLINA ENTERPRISE FUND, L.P.,

                       FINLEY FAMILY LIMITED PARTNERSHIP,

                               WILLIAM R. GUPTON,

                                 JACK W. JACKMAN

                                       AND

                                 ALTON D. ECKERT

                        --------------------------------

                           DATED AS OF MARCH 23, 1998

                        --------------------------------

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                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

ARTICLE 1  DEFINITIONS........................................................3

    1.1    Definitions........................................................3
    1.2    Accounting Terms: Financial Statements.............................9
    1.3    Knowledge of the Company...........................................9

ARTICLE 2  PURCHASE AND SALE OF THE PREFERRED STOCK...........................9

    2.1    Purchase and Sale of the Shares....................................9
    2.2    Closings..........................................................10
    2.3    Default Shares    ................................................10
    2.4    Financial Accounting Positions; Tax Reporting.....................11
    2.5    Fees and Expenses.................................................11

ARTICLE 3  CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO
           PURCHASE THE SHARES...............................................12

    3.1    Representations and Warranties....................................12
    3.2    Compliance with this Agreement....................................12
    3.3    Compliance with the Series A Purchase Agreements; No defaults.....12
    3.4    Secretary's Certificate...........................................13
    3.5    Documents.........................................................13
    3.6    Purchase of Shares Permitted by Applicable Laws...................13
    3.7    Opinion of Counsel................................................13
    3.8    Approval of Counsel to the Purchaser..............................13
    3.9    Consents and Approvals............................................13
    3.10   Registration Rights Agreement.....................................14
    3.11   Stockholders' Agreement...........................................14
    3.12   Certificate of Incorporation and By-laws..........................14
    3.13   No Material Judgment or Order.....................................14
    3.14   Good Standing Certificate.........................................14
    3.15   Pro Forma Balance Sheet...........................................14
    3.16   Stock Option Plan.................................................14
    3.17   D & O Insurance...................................................14
    3.18   Tower Agreements..................................................14
    3.19   Bank Loan.........................................................15
    3.20   Clark Key-Man Insurance...........................................15

ARTICLE 4  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO
           ISSUE AND SELL THE SHARES.........................................15

    4.1    Representations and Warranties....................................15
    4.2    Compliance with this Agreement....................................15

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................16

    5.1    Existence and Power...............................................16
    5.2    Authorization; No Contravention...................................16
    5.3    Governmental Authorization; Third Party Consents..................16
    5.4    Binding Effect....................................................16
    5.5    No Legal Bar......................................................16
    5.6    Litigation........................................................17
    5.7    Compliance with Laws..............................................17
    5.8    No Default or Breach..............................................17
    5.9    Title to Properties...............................................17
    5.10   Use of Real Property..............................................17
    5.11   Taxes.............................................................18
    5.12   Financial Condition...............................................18
    5.13   ERISA.............................................................19
    5.14   Disclosure........................................................19
    5.15   Absence of Certain Changes or Events..............................19
    5.16   Environmental Matters.............................................19
    5.17   Investment Company/Government Regulations.........................20
    5.18   Subsidiaries......................................................20
    5.19   Capitalization....................................................21
    5.20   Private Offering..................................................22
    5.21   Broker's, Finder's or Similar Fees................................22
    5.22   Labor Relations...................................................22
    5.23   Employee Benefit Plans............................................23
    5.24   Patents, Trademarks, Etc..........................................23
    5.25   Potential Conflicts of Interest...................................24
    5.26   Trade Relations...................................................24
    5.27   Outstanding Borrowings............................................24
    5.28   Material Contracts................................................24
    5.29   Insurance.........................................................25
    5.30   Solvency..........................................................25
    5.31   Compliance with the Series A Purchase Agreement; No Defaults......25

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..................26

    6.1    Authorization; No Contravention...................................26
    6.2    Binding Effect....................................................26
    6.3    No Legal Bar......................................................26
    6.4    Experience........................................................26
    6.5    Purchase for Own Account..........................................26

    6.6    Exemption.........................................................27
    6.7    Accredited Investor...............................................27
    6.8    No Public Market..................................................27
    6.9    ERISA.............................................................27
    6.10   Broker's, Finder's or Similar Fees................................27
    6.11   Governmental Authorization; Third Party Consent...................27

ARTICLE 7  INDEMNIFICATION...................................................28

    7.1    Indemnification...................................................28
    7.2    Notification......................................................29
    7.3    Limitations on Indemnification....................................29
    7.4    Registration Rights Agreement.....................................30


ARTICLE 8  AFFIRMATIVE COVENANTS.............................................30

    8.1    Financial Statements and Other Information........................30
    8.2    Preservation of Corporate Existence...............................33
    8.3    Payment of Obligations............................................34
    8.4    Compliance with Laws..............................................34
    8.5    Inspection........................................................34
    8.6    Maintenance of Properties; Insurance..............................34
    8.7    Books and Records.................................................35
    8.8    Use of Proceeds...................................................35
    8.9    Board Nominees....................................................35
    8.10   Granting of Options...............................................35
    8.11   Business Activities...............................................35
    8.12   Key-Man Life Insurance............................................35
    8.13   Board Consent.....................................................36
    8.14   Reservation of Shares.............................................36

ARTICLE 9  MISCELLANEOUS.....................................................36

    9.1    Survival of Representations and Warranties........................36
    9.2    Notices...........................................................36
    9.3    Successors and Assigns............................................40
    9.4    Amendment and Waiver..............................................40
    9.5    Signatures and Counterparts.......................................40
    9.6    Headings..........................................................40
    9.7    Governing Law.....................................................41
    9.8    Jurisdiction......................................................41
    9.9    Severability......................................................41
    9.10   Rules of Construction.............................................41
    9.11   Entire Agreement..................................................41
    9.12   Certain Expenses..................................................41

    9.13   Publicity.........................................................42
    9.14   Further Assurances................................................42
    9.15   Obligations of the Parties........................................42
    9.16   Amendment of Series A Purchase Agreement..........................42

EXHIBITS
--------

A   Certificate of Amendment
B   Amended and Restated Registration Rights Agreement
C   Second Amended and Restated Stockholders' Agreement
D   Compliance Certificate
E   Stock Option Plan

SCHEDULES
---------

1   List of Purchasers and Allocation of Numbers of Initial Shares at First
    Closing
2 List of Purchasers and Allocation of Number of Additional Shares at Second Closing

                            STOCK PURCHASE AGREEMENT


           AGREEMENT (the "AGREEMENT"), dated as of March 23, 1998, by and among SPECTRASITE HOLDINGS, INC. (the "COMPANY"), a Delaware corporation, WHITNEY EQUITY PARTNERS, L.P. ("JHW II"), a Delaware limited partnership, J. H. WHITNEY III, L.P. ("JHW III"), a Delaware limited partnership, WHITNEY STRATEGIC PARTNERS III, L.P. ("JHW STRATEGIC III"), a Delaware limited partnership, WALLER-SUTTON MEDIA PARTNERS, L.P. ("WALLER"), a Delaware limited partnership, KITTY HAWK CAPITAL LIMITED PARTNERSHIP, III ("KITTY HAWK III"), a Delaware limited partnership, KITTY HAWK CAPITAL LIMITED PARTNERSHIP, IV ("KITTY HAWK IV"), a Delaware limited partnership, EAGLE CREEK CAPITAL, L.L.C. ("EAGLE CREEK"), a Washington limited liability company, THE NORTH CAROLINA ENTERPRISE FUND, L.P. ("NCEF"), a North Carolina limited partnership, FINLEY FAMILY LIMITED PARTNERSHIP ("FINLEY LP"), an Arkansas limited partnership, WILLIAM R. GUPTON ("GUPTON"), a North Carolina resident, JACK W. JACKMAN ("JACKMAN"), a North Carolina resident, and ALTON D. ECKERT ("ECKERT"), a North Carolina resident (each of JHW II, JHW III, JHW Strategic III, Waller, Kitty Hawk III, Kitty Hawk IV, Eagle Creek, NCEF, Finley LP, Gupton, Jackman and Eckert individually, a "Purchaser" and collectively, the "Purchasers").

                              W I T N E S S E T H:

           WHEREAS, pursuant to the terms of the Stock Purchase Agreement (the "SERIES A PURCHASE AGREEMENT"), dated as of May 12, 1997, by and among Integrated Site Development, Inc. ("INTEGRATED" or the "COMPANY"), a Delaware corporation, (now known as SpectraSite Holdings, Inc.), U.S. Towers, Inc. ("UST" or "SPECTRASITE"), a Delaware corporation (now known as SpectraSite Communications, Inc.), Telesite Services, LLC ("TELESITE"), an Arkansas limited liability company, which merged into SpectraSite, and Metrosite Management, LLC ("METROSITE"), an Arkansas limited liability company JHW II and Kitty Hawk III,
(A) JHW II purchased 3,203,118 shares of 8% Series A Cumulative Convertible Redeemable Preferred Stock, $.001 par value per share, of the Company (the "SERIES A PREFERRED STOCK"), and (B) Kitty Hawk III purchased 259,712 shares of Series A Preferred Stock; and

           WHEREAS, pursuant to the terms of the Stock Contribution Agreement, dated as of May 12, 1997, by and among Stephen H. Clark ("CLARK"), Robert M. Long ("LONG") and UST, (A) Clark acquired 687,395 shares of common stock, $0.001 par value per share, of the Company (the "COMMON STOCK"), and (B) Long acquired 162,605 shares of Common Stock; and

           WHEREAS, pursuant to the terms of the Membership Interests Contribution Agreement, dated as of May 12, 1997, by and among Integrated, Joe
L. Finley, Caroline Finley, the Finley LP, The Central Arkansas Opportunity Foundation, a charitable trust organized under the laws of Arkansas, Telesite and Metrosite, the Finley LP acquired 490,517 shares of Common Stock; and

           WHEREAS, a warrant held by PCX Corporation ("PCX"), a Delaware corporation, to purchase 150,000 shares of Common Stock has been transferred and assigned to NCEF, Kitty Hawk III, Clark, Edward J. Lutkewich ("LUTKEWICH"), Jackman, Eckert and Gupton, and, as a result of such assignment, NCEF holds a warrant (the "NCEF WARRANT") to purchase 33,340.42 shares of Common Stock, Kitty Hawk III holds a warrant to purchase 33,340.42 shares of Common Stock (the "KITTY HAWK WARRANT"), Clark holds a warrant to purchase 50,416.05 shares of Common Stock (the "CLARK WARRANT"), Lutkewich holds a warrant to purchase 19,901.07 shares of Common Stock (the "LUTKEWICH WARRANT"), Jackman holds a warrant to purchase 3,316.85 shares of Common Stock (the "JACKMAN WARRANT"), Eckert holds a warrant to purchase 3,316.85 shares of Common Stock (the "ECKERT WARRANT") and Gupton holds a warrant to purchase 6,368.34 shares of Common Stock (the "GUPTON WARRANT" and together with the NCEF Warrant, the Kitty Hawk Warrant, the Clark Warrant, the Lutkewich Warrant, the Jackman Warrant and the Eckert Warrant, the "PCX STOCKHOLDER WARRANTS"); and

           WHEREAS, pursuant to a Certificate of Amendment filed with the Secretary of State of the State of Delaware on October 29, 1997, Integrated changed its name to SpectraSite Holdings, Inc.;

           WHEREAS, pursuant to Articles of Amendment filed with the Secretary of State of the State of Arkansas, Telesite changed its name to SpectraSite Communications, LLC ("SPECTRASITE, LLC");

           WHEREAS, pursuant to an Agreement and Plan of Merger, dated October 31, 1997, between UST and SpectraSite, LLC, SpectraSite, LLC merged with and into UST with UST being the surviving corporation, and UST changed its name to SpectraSite Communications, Inc.;

           WHEREAS, pursuant to a Purchase and Sale Agreement, dated February 27, 1998, by and among Apex Site Management L.P., a Delaware limited partnership ("APEX"), the Company and Metrosite, the Company sold to Apex, and Apex purchased from the Company, all of the issued and outstanding capital membership units of Metrosite;

           WHEREAS, the Company wishes to sell to the Purchasers, and the Purchasers wish to purchase from the Company, an aggregate of 7,000,000 shares of its 8% Series B Cumulative Convertible Redeemable Preferred Stock, $0.001 par value per share (the "SERIES B PREFERRED STOCK"), for an aggregate purchase price of $28,000,000, upon the terms and subject to the conditions hereinafter set forth.

           NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

           1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

           "ADDITIONAL SHARES" shall have the meaning set forth in Section 2.1 hereof.

           "AFFILIATE" shall mean any Person (a) directly or indirectly controlling, controlled by, or under common control with, the Company, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in the Company, or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Company. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and under "common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

           "AGREEMENT" shall mean this Agreement, including the exhibits and schedules attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

           "AUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 5.12 hereof.

           "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

           "BY-LAWS" shall mean, unless the context in which it is used otherwise requires, the by-laws of each of the Company and SpectraSite, as in effect on the applicable Closing Date.

           "CERTIFICATE OF AMENDMENT" shall mean the certificate of amendment to the certificate of incorporation of the Company, which, among other things, sets forth the terms, limitations and relative rights and preferences of the Series B Preferred Stock, substantially in the form attached hereto as Exhibit A.

           "CERTIFICATE OF INCORPORATION" shall mean the certificate of incorporation of the Company (as amended), as in effect on the applicable Closing Date.

           "CHARTER DOCUMENTS" shall mean the Certificate of Incorporation and the SpectraSite Certificate of Incorporation.

           "CLOSING" shall mean the First Closing, the Second Closing or the Default Shares Closing, as the case may be.

           "CLOSING DATE" shall mean the First Closing Date, the Second Closing Date or the Default Shares Closing Date, as the case may be.

           "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

           "COMMISSION" shall mean the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

           "COMMON STOCK" shall mean shares of common stock, par value $0.001 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

           "COMPANY" shall mean SpectraSite Holdings, Inc., a Delaware corporation.

           "CONDITION OF THE COMPANY" shall mean the assets, business, properties, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

           "CONTINGENT OBLIGATION" as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

           "CONTRACTUAL OBLIGATIONS" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

           "DEFAULT SHARES" shall have the meaning set forth in Section 2.3 hereof.

           "DEFAULT SHARES CLOSING" shall have the meaning set forth in Section
2.3 hereof.

           "DEFAULT SHARES CLOSING DATE" shall have the meaning set forth in
Section 2.3 hereof.

           "DEFINED BENEFIT PLAN" shall mean a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or non-qualified (whether or not subject to ERISA or the Code).

           "ENVIRONMENTAL LAWS" shall mean any Federal, state, territorial, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (Federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), as such laws have been, or are, amended, modified or supplemented heretofore or from time to time hereafter and any analogous future Federal, or present or future state or local laws, statutes and regulations promulgated thereunder.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           "ERISA AFFILIATE" shall mean any Person that is treated as a single employer with any Company or any of its Subsidiaries under Section 414(b), (c),
(m) or (o) of the Code.

           "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

           "EXERCISABLE SHARES" shall have the meaning assigned to that term in
Section 8.14 hereof.

           "FIRST CLOSING" shall have the meaning assigned to that term in
Section 2.2 hereof.

           "FIRST CLOSING DATE" shall have the meaning assigned to that term in
Section 2.2 hereof.

           "FINANCIAL STATEMENTS" shall have the meaning assigned to that term in Section 5.12 hereof.

           "GAAP" shall mean generally accepted accounting principles in effect from time to time within the United States.

           "GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

           "HAZARDOUS MATERIALS" shall mean those substances which are regulated by or form the basis of liability under any Environmental Laws.

           "INDEBTEDNESS" shall mean as to any Person (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, unfunded credit commitments, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person.

           "INITIAL PUBLIC OFFERING" shall mean the sale by the Company or any of its Subsidiaries of their capital stock pursuant to a registration statement on Form S-1 or other Form under the Securities Act.

           "INITIAL SHARES" shall have the meaning assigned to that term in
Section 2.1 hereof.

           "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

           "OUTSTANDING BORROWINGS" shall mean all Indebtedness of the Company and its Subsidiaries for money borrowed that is outstanding at the relevant time of determination.

           "PCX STOCKHOLDERS" shall have the meaning assigned to that term in the fourth Whereas clause.

           "PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

           "PLANS" shall have the meaning assigned to that term in Section 5.23 of this Agreement.

           "PRO FORMA BALANCE SHEET" shall mean the pro forma consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Article 3 hereof.

           "REGISTRATION RIGHTS AGREEMENT" shall mean the Amended and Restated Registration Rights Agreement substantially in the form attached hereto as Exhibit B.

           "REQUIREMENTS OF LAW" shall mean as to any Person, the Charter Documents and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority (including without limitation, the Federal Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, and all Federal and State securities laws, and the rules and regulations promulgated thereunder), in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

           "SECOND CLOSING" shall have the meaning assigned to that term in
Section 2.2 hereof.

           "SECOND CLOSING DATE" shall have the meaning assigned to that term in
Section 2.2 hereof.

           "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

           "SERIES A PURCHASE AGREEMENT" shall have the meaning ascribed to such term in the first Whereas clause hereof.

           "SERIES B PREFERRED STOCK" shall have the meaning ascribed to such term in the fifth Whereas clause.

           "SHARES" shall have the meaning assigned to that term in Section 2.1 hereof.

           "SOLVENT" shall mean, with respect to the Company and its Subsidiaries considered as a whole, based on the Financial Statements, (i) the assets and the property of the Company and its Subsidiaries, considered as a whole, exceed the aggregate liabilities (including contingent and unliquidated liabilities) of the Company and its Subsidiaries, considered as a whole, (ii) after giving effect to the transactions contemplated by this Agreement, the Company and its Subsidiaries, considered as a whole, will not be left with unreasonably small capital, and (iii) after giving effect to the transactions contemplated by this Agreement, the Company and its Subsidiaries, considered as a whole, are able to both service and pay their liabilities as they mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

           "SPECTRASITE" shall have the meaning assigned to that term in the first Whereas clause hereof.

           "SPECTRASITE CERTIFICATE OF INCORPORATION" shall mean the Certificate of Incorporation of SpectraSite, as in effect on the applicable Closing Date.

           "STOCKHOLDERS' AGREEMENT" shall mean the Second Amended and Restated Stockholders' Agreement, substantially in the form attached hereto as Exhibit C.

           "STOCK OPTION PLAN" shall mean the Stock Option Plan of the Company, a copy of which is attached hereto as Exhibit E.

           "STOCK OPTIONS" shall have the meaning assigned to that term in
Section 5.19 of this Agreement.

           "SUBSIDIARY" shall mean, with respect to any Person, a corporation or other entity (i) of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company or (ii) with respect to which such Person, directly or indirectly, has the power to elect a majority of the board of directors or similar governing body, or otherwise direct the management and/or operations thereof.

           "TRANSACTION DOCUMENTS" shall mean collectively, this Agreement, the Registration Rights Agreement, the Stockholders' Agreement, the Certificate of Incorporation, the Certificate of Amendment, and the By-laws.

           "WHITNEY" shall mean J. H. Whitney & Co.

           1.2 ACCOUNTING TERMS: FINANCIAL STATEMENTS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Purchasers pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation. No Accounting Changes (as defined below) shall affect any financial covenants, standards or terms in this Agreement; provided that the Company shall prepare footnotes to each compliance certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating any financial covenant compliance (without reflecting such Accounting Changes). "ACCOUNTING CHANGES" means: (a) changes in accounting principles required by GAAP and implemented by the Company; (b) changes in accounting principles recommended by the Company's certified public accountants and implemented by the Company; and (c) changes in carrying value of the Company's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from adjustments that were applicable to, but not included in, the Pro Forma Balance Sheet. All such adjustments resulting from expenditures made subsequent to the First Closing Date (including, without limitation, capitalization of costs and expenses or payment of pre-closing date liabilities) shall be treated as expenses in the period the expenditures are made.

           1.3 KNOWLEDGE OF THE COMPANY. All references to the knowledge of the Company or to facts known by the Company shall mean actual knowledge of, or notice to, the Chairman, Chief Executive Officer, President, Chief Financial Officer, or any other officer of the Company or any Subsidiary or any division of the Company or any Subsidiary.


                                    ARTICLE 2

                    PURCHASE AND SALE OF THE PREFERRED STOCK

           2.1  PURCHASE AND SALE OF THE SHARES.

           (a) Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to the Purchasers, and each of the Purchasers agrees that it will acquire from the Company, on the First Closing Date, that number of shares of Series B Preferred Stock set forth opposite each Purchaser's name on Schedule 1 hereto (the " INITIAL SHARES"). The Initial Shares shall have the powers, rights and preferences set forth in the Certificate of Amendment. The aggregate purchase price for the Initial Shares shall be $ 17,000,000.

           (b) Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to the Purchasers, and each of the Purchasers agrees that it will acquire from the Company, on the Second Closing Date, that number of shares of Series B Preferred Stock set forth opposite each Purchaser's name on Schedule 2 hereto (the "ADDITIONAL SHARES"). The Additional Shares shall have the powers, rights and preferences set forth in the Certificate of Amendment. The aggregate purchase price for the Additional Shares shall be $ 11,000,000.

           (c) Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell, in accordance with the provisions of
Section 2.3 hereof, on the Default Shares Closing Date, the Default Shares (as defined herein). The Default Shares shall have the powers, rights and preferences set forth in the Certificate of Amendment. The aggregate purchase price for the Default Shares shall be equal to the purchase price per share for such Default Shares times the number of Default Shares being purchased. The Initial Shares, the Additional Shares and the Default Shares shall be collectively referred to herein as the "SHARES".

           2.2  CLOSINGS.

           (a) The issuance and purchase of the Initial Shares shall take place at the closing (the "FIRST CLOSING") to be held at the offices of Hutchison & Mason PLLC, 4011 Westchase Blvd., Suite 400, Raleigh, NC 27607 at 10:00 a.m., Eastern Standard Time, on or before March 24, 1998, or at such other time and place as the Company and the Purchasers may agree in writing (the "FIRST CLOSING DATE"). At the First Closing, the Company shall deliver to the Purchasers the Initial Shares against delivery by the Purchasers to the Company of the purchase price therefor, payable by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.

           (b) The issuance and purchase of the Additional Shares shall take place at the closing (the "SECOND CLOSING") to be held at the offices of Hutchison & Mason PLLC, 4011 Westchase Blvd., Suite 400, Raleigh, NC 27607 at 10:00 a.m., Eastern Standard Time, on June 23, 1998, or at such later time and place as the Company may request (the "SECOND CLOSING DATE"); provided, however, that in no event shall the Second Closing Date be later than April 1, 1999. At the Second Closing, the Company shall deliver to the Purchasers the Additional Shares against delivery by the Purchasers to the Company of the purchase price therefor, payable by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.

           (c) The issuance and purchase of the Default Shares shall take place as set forth in Section 2.3(c) hereof.

           2.3  DEFAULT SHARES.

                (a) If any Purchaser (a "DEFAULTING PURCHASER") fails or refuses to purchase and pay for the number of Additional Shares agreed to be purchased by such Purchaser at the Second Closing, the Company shall immediately give notice thereof to the Purchasers other than the Defaulting Purchaser (the "NON-DEFAULTING PURCHASERS").

                (b) The Non-Defaulting Purchasers shall have the option, which must be exercised by written notification to the Company and the other Non-Defaulting Purchasers within five (5) Business Days of receipt of the notice set forth in
Section 2.3(a) hereof (the "OPTION PERIOD"), to purchase the Additional Shares to be purchased by the Defaulting Purchaser (the "DEFAULT SHARES") in the same proportions as their purchases of the Initial Shares, or in such proportions as the Non-Defaulting Purchasers may otherwise agree, all upon the price, terms and conditions set forth herein and in the Transaction Documents.

                (c) If the Non-Defaulting Purchasers (or any of them) elect to exercise their option to purchase some or all of the Default Shares, the issuance and purchase of such Default Shares shall take place at the closing (the "DEFAULT SHARES CLOSING") to be held at the offices of Hutchison & Mason PLLC, Suite 400, 4011 Westchase Boulevard, Raleigh, North Carolina 27607 at 10:00 a.m., Eastern Standard Time, within twenty (20) Business Days following the expiration of the Option Period (the "DEFAULT SHARES CLOSING DATE").

           2.4 FINANCIAL ACCOUNTING POSITIONS; TAX REPORTING. Each of the parties hereto agrees to take reporting and other positions with respect to the Shares which are consistent with the purchase price of the Shares set forth herein for all financial accounting purposes, unless otherwise required by applicable GAAP or Commission rules (in which case the parties agree only to take positions inconsistent with the purchase price of the Shares set forth herein provided that the Purchasers have consented thereto, which consent shall not be unreasonably withheld). Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Shares which are consistent with the purchase price of the Shares set forth herein for all other purposes, including without limitation, for all Federal, state and local tax purposes.

           2.5  FEES AND EXPENSES.

                (a) The Company shall pay (i) at the First Closing, a transaction structuring fee of $114,545 to Whitney, $27,273 to Waller and an aggregate of $8,182 to Kitty Hawk III and Kitty Hawk IV, and (ii) at each of the Closings, to the extent not previously paid, an amount equal to the out-of-pocket expenses (including, without limitation, attorneys' fees, charges and disbursements, consultants' fees and expenses and due diligence expenses) of Whitney, JHW II, JHW III, JHW Strategic III, Waller, Kitty Hawk III and Kitty Hawk IV incurred in connection with (A) the negotiation, execution, delivery and filing of the Transaction Documents and any amendments or modifications thereto and (B) the transactions contemplated by the Transaction Documents.

                (b) Until the consummation of an Initial Public Offering, the Company shall continue to pay Whitney a monitoring fee payable in cash at the rate of $10,000 per month (calculated for partial months on a daily basis) payable quarterly on each March 31, June 30, September 30 and December 31, or if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date. Upon consummation of an Initial Public Offering, the Company shall pay any unpaid portion of the monthly monitoring fees (calculated on a daily basis) within five (5) Business Days after receipt by any of the Companies or their Subsidiaries of the proceeds of such Initial Public Offering. Notwithstanding the foregoing, however, Whitney, after evaluating the level of its involvement with the Company, may, in its sole discretion, terminate the monitoring fee prior to an Initial Public Offering.

                (c) All payments contemplated by this Section 2.5 to be made to, or on behalf of any of Whitney, JHW II, JHW III, JHW Strategic III, Waller, Kitty Hawk III or Kitty Hawk IV shall be made by wire transfer of immediately available funds to an account or accounts designated by such Purchaser.


                                    ARTICLE 3

                 CONDITIONS TO THE OBLIGATION OF THE PURCHASERS
                             TO PURCHASE THE SHARES

           The obligation of the Purchasers to purchase the Initial Shares, the Additional Shares or the Default Shares, as the case may be, to pay the purchase prices therefor at the applicable Closing and to perform any other obligations hereunder shall be subject to the satisfaction as determined by, or waived by, the Purchasers of the following conditions on or before the applicable Closing Date. No Purchaser shall be obligated to purchase any of the Shares to be purchased by it at such Closing(s) hereunder unless the purchase and sale of each of the other Shares required to be purchased at such Closing(s) hereunder occurs simultaneously therewith.

           3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Article 5 hereof shall be true and correct at and as of the date hereof and the applicable Closing Date as if made at and as of such date, and the Purchasers shall have received a certificate, dated as of the applicable Closing Date, signed by the Chairman of the Board, the President of the Company or the Company's Chief Financial Officer, certifying compliance with this condition.

           3.2 COMPLIANCE WITH THIS AGREEMENT. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the applicable Closing Date, and the Purchasers shall have received a certificate, dated as of the applicable Closing Date, signed by the Chairman of the Board, the President of the Company or the Company's Chief Financial Officer, certifying compliance with this condition.

           3.3 COMPLIANCE WITH THE SERIES A PURCHASE AGREEMENT; NO DEFAULTS. Except as set forth on Schedule 5.31, each of the parties to the Series A Purchase Agreement (other than JHW II and Kitty Hawk III) shall have performed and complied with all of the agreements and conditions contemplated under the Series A Purchase Agreement and the agreements, instruments and other documents delivered thereunder or contemplated thereby, including, without limitation, the Transaction Documents and the Exchange Transaction Documents (as such terms are defined therein) that are required to be performed or complied with by each such party, and, except as set forth on Schedule 5.31, there shall be no default by any such party thereunder. The Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

           3.4 SECRETARY'S CERTIFICATE. The Purchasers shall have received a certificate from the Company, dated the date of the applicable Closing Date, and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Certificate of Incorporation and By-laws are true, complete and correct and remain unamended and in full force and effect,
(b) that the attached copies of the resolutions of the Board of Directors of the Company approving the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, are true, complete and correct and remain unamended and in full force and effect, and (c) as to the incumbency and specimen signature of each officer or member of the Company executing any Transaction Document to which it is a party or any other document delivered in connection herewith on behalf of the Company.

           3.5 DOCUMENTS. The Purchasers shall have received true, complete and correct copies of such agreements, schedules, exhibits, certificates, documents, financial information and filings as they may reasonably request in connection with or relating to the transactions contemplated hereby, all in form and substance satisfactory to the Purchasers.

           3.6 PURCHASE OF SHARES PERMITTED BY APPLICABLE LAWS. The acquisition of and payment for the Shares to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated hereby and by the other Transaction Documents (a) shall not be prohibited by any Requirement of Law, (b) shall not subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law, and (c) shall be permitted by all Requirements of Law to which the Purchasers or the transactions contemplated by or referred to herein or in the other Transaction Documents are subject; and the Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

           3.7 OPINION OF COUNSEL. The Purchasers shall have received an opinion of outside counsel to the Company, dated the applicable Closing Date, relating to the transactions contemplated by or referred to herein, in form and substance acceptable to the Purchasers.

           3.8 APPROVAL OF COUNSEL TO THE PURCHASERS. All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by the Company or any Subsidiary or hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance acceptable to Morrison Cohen Singer & Weinstein, LLP, counsel to JHW II, JHW III, JHW Strategic III and Whitney, in its reasonable judgment (including, without limitation, the opinions of counsel referred to in Section 3.7 hereof).

           3.9 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company or any Subsidiary necessary, desirable, or required in connection with the execution, delivery or performance (including, without limitation, the issuance of Common Stock upon conversion of the Shares) by the Company or any Subsidiary, or enforcement against the Company or any Subsidiary, of the Transaction Documents to which it is a party.

           3.10 REGISTRATION RIGHTS AGREEMENT. The Company shall have duly executed and delivered the Registration Rights Agreement.

           3.11 STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement shall have been duly executed and delivered by all of the parties thereto.

           3.12 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company shall have amended its Certificate of Incorporation and By-laws, in form and substance satisfactory to the Purchasers.

           3.13 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the applicable Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the judgment of the Purchasers, would prohibit the purchase of the Shares hereunder or subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Shares were to be purchased hereunder.

           3.14 GOOD STANDING CERTIFICATE. The Company shall have delivered to the Purchasers as of the Closing Date, a good standing certificate or the equivalent thereof for the Company and each of its Subsidiaries for each of their respective jurisdictions of incorporation or organization, as the case may be, and all other jurisdictions where they are required to be qualified to do business.

           3.15 PRO FORMA BALANCE SHEET. The Company shall have delivered to the Purchasers as of the applicable Closing Date a pro forma consolidated balance sheet of the Company and its Subsidiaries, certified by the chief executive officer of the Company that such Pro Forma Balance Sheet fairly presents the pro forma adjustments reflecting the consummation of the transactions contemplated by this Agreement to be consummated as of each such Closing Date, including, without limitation, all material fees and expenses in connection therewith.

           3.16 STOCK OPTION PLAN. As of the First Closing Date, the Company shall have adopted, and the requisite number of stockholders shall have approved, the Stock Option Plan. The Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

           3.17 D & O INSURANCE. The Company shall have in place as of the applicable Closing Date an insurance policy providing directors' and officers' liability insurance coverage for each of the members of the Board of Directors of the Company. The Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

           3.18 TOWER AGREEMENTS. As of the First Closing Date, the Company and/or its Subsidiaries shall have made bids and received orders based on such bids to construct and lease at least seventy-five (75) telecommunications towers. As of each other applicable Closing Date, the Company shall have delivered to the Purchasers, in a form reasonably satisfactory to

Whitney, evidence that it or its Subsidiaries have constructed, are constructing or have entered into written agreements to construct at least seventy-five (75) telecommunications towers.

           3.19 BANK LOAN. As of the Second Closing Date, the Company shall have entered into definitive agreements with Credit Suisse First Boston and/or certain other lending institution(s), pursuant to which such institution(s) shall have provided the Company with a $50,000,000 revolving credit facility.

           3.20 CLARK KEY-MAN INSURANCE. As of the earlier of (i) two (2) months after the First Closing Date or (ii) the Second Closing Date, the Company shall have in place a key-man life insurance policy with a reputable and financially sound insurer on the life of Stephen H. Clark in the face amount of not less than $3,000,000. The Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.


                                    ARTICLE 4

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
                          TO ISSUE AND SELL THE SHARES

           The obligations of the Company to issue and sell the Initial Shares, the Additional Shares or the Default Shares, as the case may be, and perform its other obligations hereunder relating thereto shall be subject to the satisfaction as determined by, or waived by, the Company of the following conditions on or before the applicable Closing Date:

           4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Article 6 hereof shall be true and correct at and as of the applicable Closing Date, as if made at and as of such date, and the Company shall have received a certificate, dated as of the applicable Closing Date, signed by each Purchaser certifying that such representations and warranties made by such Purchaser are true and correct at and as of the date hereof and at and as of such Closing Date, as if made at and as of such date.

           4.2 COMPLIANCE WITH THIS AGREEMENT. Each of the Purchasers shall have performed and complied with all of the respective agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Purchaser on or before the applicable Closing Date, and the Company shall have received a certificate, dated as of the applicable Closing Date, signed by each Purchaser certifying that such Purchaser has so performed and so complied with such agreements and conditions.

                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company hereby represents and warrants to the Purchasers, after giving effect to the transactions contemplated by this Agreement, as follows:

           5.1  EXISTENCE AND POWER. The Company and each of its Subsidiaries:
(a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a material adverse effect on the Condition of the Company; and (d) has the power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is or will be a party.

           5.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares: (a) has been duly authorized by all necessary corporate action; (b) does not contravene the terms of the Company's Certificate of Incorporation, By-laws, or any amendment thereto; and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Company or any Subsidiary or any Requirement of Law applicable to the Company or any Subsidiary.

           5.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

           5.4 BINDING EFFECT. Each of the Transaction Documents to which it is a party has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

           5.5 NO LEGAL BAR. Neither the execution, delivery and performance of the Transaction Documents nor the issuance of or performance of the terms of the Shares will violate any Requirement of Law or any Contractual Obligation of the Company or any Subsidiary. Neither the Company nor any Subsidiary has previously entered into any agreement which is currently in effect or to which the Company or any Subsidiary is currently bound, granting any rights to any Person which are inconsistent with the rights to be granted by the Company in the Transaction Documents.

           5.6 LITIGATION. Except as set forth on Schedule 5.6, there are no legal actions, suits, proceedings, claims or disputes pending or threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Company or any Subsidiary. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents.

           5.7 COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.7, the Company and its Subsidiaries are in compliance with all Requirements of Law applicable to them.


           5.8 NO DEFAULT OR BREACH. Except as set forth on Schedule 5.8, neither the Company nor any Subsidiary is in, and the incurrence of the obligations of the Company contemplated by the Transaction Documents do not constitute, nor with the giving of notice or lapse of time or both would constitute, a default under or with respect to any Contractual Obligation of the Company or any Subsidiary in any material respect.

           5.9 TITLE TO PROPERTIES. Except as set forth on Schedule 5.9, the Company and/or each of its Subsidiaries has good record and marketable title in fee simple to, or holds interests as lessee under leases in full force and effect in, all real property reflected on the Financial Statements or used in connection with its business.

           5.10 USE OF REAL PROPERTY. Except as set forth on Schedule 5.10, the owned and leased real properties reflected on the Financial Statements or used in connection with the business of the Company and its Subsidiaries, are used and operated in compliance and conformity with all applicable leases, contracts, commitments, licenses and permits, to the extent that the failure so to conform would, in the aggregate, materially adversely affect the Condition of the Company; neither the Company nor any Subsidiary has received notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the operations of the Company or any Subsidiary; and there is no such violation. Except as set forth on Schedule 5.10, all plants and other buildings that are owned or covered by leases reflected on the Financial Statements or used in connection with the business of the Company or any Subsidiary, substantially conform with all applicable ordinances, codes, regulations and requirements, and no law or regulation presently in effect or condition precludes or materially restricts continuation of the present use of such properties. Each of the leases for real properties reflected on the Financial Statements or used in connection with the business of the Company or any Subsidiary is in full force and effect and the Company and its Subsidiaries enjoy peaceful and undisturbed possession thereunder. There is no default on the part of the Company or any Subsidiary or event or condition which with notice or lapse of terms, or both, would constitute a default on the part of the Company or any Subsidiary under any of such leases.

           5.11 TAXES. Except as set forth on Schedule 5.11, the Company and its Subsidiaries have filed or caused to be filed, or have properly filed extensions for, all tax returns which are required to be filed and have paid or caused to be paid all taxes required to be paid by them and all assessments received by them to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Company and each of its Subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate in all material respects for, all tax liabilities applicable to the Company and its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

           5.12 FINANCIAL CONDITION.

                (a) The Company has delivered to the Purchasers true and complete copies of the consolidated unaudited balance sheet of the Company and its Subsidiaries, and the related statements of income, stockholders' equity and cash flow, for the period beginning May 12, 1997 and ending December 31, 1997 (the "FINANCIAL STATEMENTS"), and will deliver, prior to the earlier of April 30, 1998 or the Second Closing Date, true and complete copies of the consolidated audited balance sheet of the Company and its Subsidiaries, and the related statements of income, stockholders' equity and cash flow, for the period beginning May 12, 1997 and ending December 31, 1997 (the "AUDITED FINANCIAL STATEMENTS"). The Financial Statements fairly present, and the Audited Financial Statements will fairly present, in all material respects, the financial position of the Company and its Subsidiaries as of the date thereof, and the results of operations and cash flows of the Company and its Subsidiaries as of the date or for the period set forth therein, all in conformity with GAAP consistently applied during the period involved, except as otherwise set forth in the notes thereto and subject to normal year-end audit adjustments.

                (b) The Company has not received any letters from any of its certified public accountants to the management of the Company other than the auditor's opinion letter that will accompany the above-referenced Audited Financial Statements.

                (c) Each Pro Forma Balance Sheet to be delivered to the Purchasers pursuant to this Agreement shall set forth the assets and liabilities of the Company and its Subsidiaries on a pro forma consolidated basis after taking into account the consummation of the transactions contemplated in this Agreement. Each such Pro Forma Balance Sheet shall have been prepared by the Company in accordance with GAAP and shall fairly present in all material respects the assets and liabilities of the Companies and its Subsidiaries on a consolidated basis, reflecting the consummation of the transactions contemplated by this Agreement and based on the assumptions set forth therein.

                (d) The projections of the Company and its Subsidiaries on a consolidated basis heretofore delivered to the Purchasers are based on assumptions which were reasonable when made and such assumptions and projections are reasonable on the date hereof and neither the Company nor any of its Subsidiaries have delivered to any Person any later dated projections.

           5.13 ERISA. The execution and delivery of this Agreement and the other Transaction Documents, the purchase and sale of the Shares hereunder and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

           5.14 DISCLOSURE.

                (a) Agreement and Other Documents. This Agreement, together with all exhibits and schedules hereto, and the agreements, certificates and other documents furnished to the Purchasers by the Company and its Subsidiaries at each Closing do not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                (b) Material Adverse Effects. There is no fact known to the Company, which the Company has not disclosed to the Purchasers in writing which materially adversely affects or, insofar as the Company can reasonably foresee, could materially adversely affect, the Condition of the Company or the ability of the Company or any Subsidiary to perform its or their obligations under the Transaction Documents, or any agreement or other document contemplated thereby to which any of them is a party.

           5.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since May 12, 1997, except as set forth on Schedule 5.15, neither the Company nor any Subsidiary has (i) issued any stock, bonds or other corporate securities except for the securities being issued pursuant to the terms of the Transaction Documents, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), other than in the ordinary course of business, in excess of $10,000, (iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business, in excess of $10,000, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (vi) sold, assigned or transferred any of its tangible assets, or canceled any debts or claims, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets,
(viii) suffered any losses of property, or waived any rights of substantial value, (ix) suffered any material adverse change in the Condition of the Company, (x) expended any material amount, granted any bonuses or extraordinary salary increases, (xi) entered into any transaction involving consideration in excess of $50,000 except as otherwise contemplated hereby or (xii) entered into any agreement or transaction, or amended or terminated any agreement, with an Affiliate. To the knowledge of the Company, no material adverse change in the Condition of the Company is threatened or reasonably likely to occur.

           5.16 ENVIRONMENTAL MATTERS. Except as described on Schedule 5.16:

                (a) The property, assets and operations of the Company and each Subsidiary are and have been in compliance with all applicable Environmental Laws; there are no Hazardous Materials stored or otherwise located in, on or under any of the property or assets of the Company or any Subsidiary, including, without limitation, the groundwater except in compliance with applicable Environmental Laws; and there have been no releases or threatened releases of Hazardous Materials in, on or under any property adjoining any of the property or assets of the Company or any Subsidiary which have not been remediated to the satisfaction of the appropriate Governmental Authorities.

                (b) None of the property, assets or operations of the Company or any Subsidiary is the subject of any Federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

                (c) Neither the Company nor any Subsidiary has received any notice or claim, nor are there pending, threatened or reasonably anticipated, lawsuits or proceedings against any of them, with respect to violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, and neither the Company nor any Subsidiary is or was the owner or operator of any property which (i) pursuant to any Environmental Law has been placed on any list of Hazardous Materials disposal sites, including, without limitation, the "NATIONAL PRIORITIES LIST" or "CERCLIS LIST," (ii) has, or had, any subsurface storage tanks located thereon, or (iii) has ever been used as or for a waste disposal facility, a mine, a gasoline service station or, other than for petroleum substances stored in the ordinary course of business, a petroleum products storage facility.

                (d) Neither the Company nor any Subsidiary has any present or contingent liability in connection with the presence either on or off the property or assets of the Company or Subsidiary of any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment.

           5.17 INVESTMENT COMPANY/GOVERNMENT REGULATIONS. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

           5.18 SUBSIDIARIES.

                (a) Schedule 5.18 sets forth a complete and accurate list of all of the Subsidiaries of the Company, together with their respective jurisdictions of incorporation or organization. Except as set forth on Schedule 5.18, each such Subsidiary is wholly owned by the Company. All of the outstanding shares of capital stock of the Subsidiaries that are corporations are validly issued, fully paid and nonassessable. Except as set forth on
Schedule 5.18, as of the Closing Date, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries are and will be owned by the Company free and clear of any Liens, claims, charges or encumbrances. Except as set forth on Schedule 5.18, no Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Subsidiary to issue, transfer or sell any securities of the Subsidiary.

                (b) Except as set forth on Schedule 5.18, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, or (ii) any participating interest in any limited liability company, partnership, joint venture or other non-corporate business enterprises.

           5.19 CAPITALIZATION.

                (a) As of each Closing Date and after giving effect to the transactions contemplated by this Agreement to occur at the First Closing, the authorized capital stock of the Company will consist of 3,462,830 shares of Series A Preferred Stock, 7,000,000 shares of Series B Preferred Stock and 12,000,000 shares of Common Stock. As of the First Closing Date and after giving effect to the transactions contemplated by this Agreement to occur at the First Closing, there will be (i) 3,462,830 shares of Series A Preferred Stock issued and outstanding, (ii) 1,340,517 shares of Common Stock issued and outstanding,
(iii) 4,250,000 shares of Series B Preferred Stock issued and outstanding, (iv) 3,462,830 shares of Common Stock (subject to adjustment pursuant to the Certificate of Incorporation) reserved for issuance by the Company upon the conversion of Series A Preferred Stock, (v) 7,000,000 shares of Common Stock (subject to adjustment pursuant to the Certificate of Incorporation) reserved for issuance by the Company upon the conversion of the Series B Preferred Stock,
(vi) 150,000 shares of Common Stock reserved for issuance pursuant to the exercise of the PCX Stockholder Warrants, and (vii) 1,817,700 shares of Common Stock reserved for issuance pursuant to the exercise of stock options issuable in accordance with the terms of the Stock Option Plan (the "STOCK OPTIONS"), of which 1,244,700 Stock Options have been granted. As of the Second Closing Date and after giving effect only to the transactions contemplated by this Agreement to occur at the Second Closing and assuming that no additional Stock Options has been granted and, with respect to such Second Closing, that all of the Additional Shares are purchased pursuant to this Agreement, there will be (i) 3,462,830 shares of Series A Preferred Stock issued and outstanding, (ii) 1,340,517 shares of Common Stock issued and outstanding, (iii) 7,000,000 shares of Series B Preferred Stock issued and outstanding, (iv) 3,462,830 shares of Common Stock (subject to adjustment pursuant to the Certificate of Incorporation) reserved for issuance by the Company upon the conversion of Series A Preferred Stock, (v) 7,000,000 shares of Common Stock (subject to adjustment to the Certificate of Incorporation) reserved for issuance by the Company upon the conversion of the Series B Preferred Stock, (vi) 150,000 shares of Common Stock reserved for issuance pursuant to the exercise of the PCX Stockholder Warrants, and (vii) 1,817,700 shares of Common Stock reserved for issuance pursuant to the exercise of Stock Options, of which 1,244,700 Stock Options have been granted. The outstanding warrants and all outstanding shares of capital stock of the Company have been duly authorized by all necessary corporate action. All outstanding shares of capital stock of the Company are, and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock, when issued in accordance with the respective terms and conditions thereof, will be validly issued, fully paid and nonassessable. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of authorized capital stock of the Company are as set forth in the Certificate of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Schedule 5.19 provides an accurate list, after giving effect to the transactions contemplated by this Agreement, of
(A) all stockholders owning the issued and outstanding Series A Preferred Stock, Series B Preferred Stock and Common Stock, together with the number of shares held by each, and (B) all of the holders of warrants, options, rights and securities convertible into Common Stock of the Company, together with the number of shares of Common Stock to be issued upon the exercise or conversion of such warrants, options, rights and convertible securities.

                (b) On each applicable Closing Date, except for the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and the outstanding options and warrants set forth on Schedule 5.19, there will be no outstanding securities convertible into or exchangeable for capital stock of the Company or any Subsidiary or, except as contemplated in the other Transaction Documents (including, without limitation, the Stockholders' Agreement), options, warrants or other rights to purchase or subscribe to capital stock of the Company or any Subsidiary, or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company or any Subsidiary is a party relating to the issuance of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such options, warrants or rights.

           5.20 PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company or any Subsidiary, or their representatives in connection with the offer or sale of the Shares. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article VI hereof, no registration of the Shares or the Common Stock issuable upon the conversion of the Shares pursuant to the provisions of the Securities Act or applicable state securities or "blue sky" laws will be required by the offer, sale or issuance of the Shares pursuant to this Agreement or the Common Stock issuable upon conversion of the Shares. The Company agrees that neither the Company, nor anyone acting on its behalf, will offer or sell the Shares or any other security so as to require the registration of the Shares or the Common Stock issuable upon conversion of the Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such securities or the Common Stock issuable upon conversion of the Shares are so registered.

           5.21 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any Subsidiary. The transaction structuring fee payable to Whitney, Waller, Kitty Hawk III and Kitty Hawk IV pursuant to
Section 2.5 hereof does not constitute a commission or other remuneration paid or given directly or indirectly for the solicitation of any Purchaser or prospective purchaser of the Shares.

           5.22 LABOR RELATIONS. Neither the Company nor any Subsidiary has committed or is engaged in any unfair labor practice. Except as set forth in
Schedule 5.22, there is (a) no unfair labor practice complaint pending or threatened against the Company or any Subsidiary before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any Subsidiary, and (c) no union representation question existing with respect to the employees of the Company or any Subsidiary and no union organizing activities are taking place. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement.

           5.23 EMPLOYEE BENEFIT PLANS. Neither the Company nor any Subsidiary nor any ERISA Affiliate has any actual or contingent, direct or indirect, liability in respect of any employee benefit plan (as defined in Section 3(3) of ERISA) or other employee benefit arrangement (collectively, the "PLANS"), other than those liabilities with respect to such Plans specifically described on
Schedule 5.23(a). Schedule 5.23(a) sets forth all Plans relating to the Company. The Company has delivered to the Purchasers accurate and complete copies of all of the Plans. All of the Plans are in substantial compliance with all applicable Requirements of Law. Except as set forth on Schedule 5.23(b), no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred in respect of any of the Plans, and no civil or criminal action brought pursuant to Part 5 of Title I of ERISA is pending or, to the best knowledge of the Company, is threatened against any fiduciary of any such Plan. No Plan: (i) is subject to Title IV of ERISA, or is otherwise a Defined Benefit Plan, or is a multiple employer plan (within the meaning of Section 413(c) of the Code); or (ii) provides for post-retirement welfare benefits or a "parachute payment" (within the meaning of Section 280G(b) of the Code).

           5.24 PATENTS, TRADEMARKS, ETC. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights (collectively, the "RIGHTS") being used to conduct their businesses as now operated (a complete list of licenses or other contracts relating to the Company's and its Subsidiaries' Rights and of registrations of patents, trademarks, service marks and copyrights including any applications therefor constituting such Rights, is attached hereto as Schedule 5.24). No Right or product, process, method, substance or other material presently sold by or employed by the Company or any Subsidiary, or which the Company or any Subsidiary contemplates selling or employing, infringes upon the Rights that are owned by others. No litigation is pending and no claim has been made against the Company or any Subsidiary or, to the knowledge of the Company, is threatened, contesting the right of the Company or any Subsidiary to sell or use any Right or product, process, method, substance or other material presently sold by or employed by the Company or any Subsidiary. Neither the Company nor any Subsidiary has asserted any claim of infringement, misappropriation or misuse by any Person of any Rights owned by the Company or any Subsidiary or to which it has exclusive use. Except as set forth on Schedule 5.24, no employee, officer or consultant of the Company or any Subsidiary has any proprietary, financial or other interest in any Rights owned or used by the Company or any Subsidiary in their businesses. Except as set forth on Schedule 5.24, neither the Company nor any Subsidiary has any obligation to compensate any Person for the use of any Rights and neither the Company nor any Subsidiary has granted any license or other right to use any of the Rights of the Company or any Subsidiary, whether requiring the payment of royalties or not. The Company and its Subsidiaries have taken all reasonable measures to protect and preserve the security, confidentiality and value of their Rights, including trade secrets and other confidential information. All trade secrets and other confidential information of the Company and its Subsidiaries are not part of the public domain or knowledge, nor have they been used, divulged or appropriated for the benefit of any Person other than the Company or any Subsidiary or otherwise to the detriment of the Company or any Subsidiary. No employee or consultant of the Company or Subsidiary has used any trade secrets or other confidential information of any other Person in the course of his work for the Company or any Subsidiary. No patent, invention, device, principle or any statute, law, rule, regulation, standard or code is pending or proposed which would restrict the Company's or any Subsidiary's ability to use any of the Rights.

           5.25 POTENTIAL CONFLICTS OF INTEREST. Except as set forth on Schedule 5.25, no officer, director, stockholder or other security holder of the Company or any Subsidiary: (a) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any Subsidiary; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any Subsidiary used in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company or any Subsidiary, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

           5.26 TRADE RELATIONS. Except as set forth on Schedule 5.26, there exists no actual or, to the knowledge of the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company or any Subsidiary or its business with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of the Company or any Subsidiary, or with any material supplier, and there exists no present condition or state of facts or circumstances that would materially adversely affect the Condition of the Company or prevent the Company or any Subsidiary from conducting its business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which such business has heretofore been conducted.

           5.27 OUTSTANDING BORROWINGS. Schedule 5.27 lists (i) the amount of all Outstanding Borrowings of the Company and its Subsidiaries as of the closing of the transactions contemplated hereby, (ii) the Liens that relate to such Outstanding Borrowings and that encumber the assets of the Company or any Subsidiary, (iii) the name of each lender thereof, and (iv) the amount of any unfunded commitments available to the Company in connection with any Outstanding Borrowings. Except as indicated on Schedule 5.27, all such Borrowings will continue in effect after each Closing on the same terms and conditions as in effect immediately prior to such Closing or on such other terms and conditions as may be satisfactory to the Purchasers.

           5.28 MATERIAL CONTRACTS. Neither the Company nor any Subsidiary is a party to any Contractual Obligation, or is subject to any charge, corporate restriction, judgment, injunction, decree, or Requirement of Law, materially adversely affecting the Condition of the

Company. Schedule 5.28 lists all contracts, agreements and commitments of the Company and each Subsidiary as of the First Closing Date, whether written or oral, other than (a) the Transaction Documents, (b) purchase orders in the ordinary course of business, and (c) any other contracts, agreements and commitments of the Company or any Subsidiary that do not extend beyond one year and involve the receipt or payment of not more than $10,000. Each of the contracts, agreements and commitments of the Company and its Subsidiaries required to be set forth on Schedule 5.28 comprises a full and complete copy of all agreements and understandings between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof. Each of such documents (i) has been duly authorized by all necessary corporate and other action on the part of the Company and each Subsidiary which is a party thereto,
(ii) was validly executed and delivered by the Company and each such Subsidiary, and (iii) is the legal, valid and binding obligation of the Company and each such Subsidiary and their successors, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general principles of equity relating to enforceablility. Each of such documents is in full force and effect, none of their provisions have been waived by any party thereto and there are no defaults thereunder or notice of defaults delivered pursuant thereto.

           5.29 INSURANCE. Schedule 5.29 accurately summarizes all of the insurance policies or programs of the Company and its Subsidiaries in effect as of the date hereof, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self-insurance program that is in effect. All such policies are in full force and effect, are underwritten by financially sound and reputable insurers, are sufficient for all applicable Requirements of Law and otherwise are in compliance with the criteria set forth in Section 8.6 hereof. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated hereby.

           5.30 SOLVENCY. The Company and its Subsidiaries are Solvent.

           5.31 COMPLIANCE WITH THE SERIES A PURCHASE AGREEMENT; NO DEFAULTS. Except as set forth on Schedule 5.31, each of the parties to the Series A Purchase Agreement (other than JHW II and Kitty Hawk III) has performed and complied with all of the agreements and conditions contemplated under the Series A Purchase Agreement and the agreements, instruments and other documents delivered thereunder or contemplated thereby, including, without limitation, the Transaction Documents and the Exchange Transaction Documents (as such terms are defined therein) that are required to be performed or complied with by each such party, and, except as set forth on Schedule 5.31, there is no default by any such party thereunder. The disclosures set forth of Schedule 5.31 shall not constitute a waiver by JHW II or Kitty Hawk III of any rights or remedies such party may have with respect to any breach or default by any party to the Series A Purchase Agreement of the terms of the Series A Purchase Agreement.

                                    ARTICLE 6

                               REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASERS

           Each Purchaser, severally but not jointly, hereby represents and warrants as to itself or himself as follows:

           6.1 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by such Purchaser of each Transaction Document to which such Purchaser is a party: (a) is within such Purchaser's power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of such Purchaser's organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any Contractual Obligation or any Requirement of Law applicable to such Purchaser.

           6.2 BINDING EFFECT. This Agreement has been duly executed and delivered by such Purchaser and each Transaction Document to which such Purchaser is a party constitutes such Purchaser's legal, valid and binding obligation, enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

           6.3 NO LEGAL BAR. The execution, delivery and performance of each Transaction Document to which such Purchaser is a party by such Purchaser will not violate any Requirement of Law applicable to such Purchaser.

           6.4 EXPERIENCE. Such Purchaser has carefully reviewed the representations concerning the Company and its Subsidiaries contained in this Agreement; the officers of the Company have made available to such Purchaser any and all written information which such Purchaser has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of the investment in the Shares and is able financially to bear the risks thereof.

           6.5 PURCHASE FOR OWN ACCOUNT. The Shares to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for such Purchaser's own account for investment and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of the Shares under an effective registration statement under the Securities Act, or any applicable state securities laws or under an exemption from such registration available under the Securities Act, or any applicable state securities laws and subject, nevertheless, to the disposition of such Purchaser's property being at all times within such Purchaser's control. If such Purchaser should in the future decide to dispose of any of the Shares or the Common Stock issuable upon conversion of the Series B Preferred Stock, such Purchaser understands and agrees that such Purchaser may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting of a legend on certificates representing all of the Shares to the following effect: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

           6.6 EXEMPTION. Such Purchaser understands that the Shares have not been registered under the Securities Act on the grounds that the sale provided for in this Agreement and the issuance of the Shares are exempt from registration under the Securities Act, and that the Company's reliance on such exemption is predicated in part on such Purchaser's representations set forth herein.

           6.7 ACCREDITED INVESTOR. Unless such Purchaser otherwise has indicated in writing to the Company, such Purchaser is an accredited investor within the definition set forth in Rule 501(a) promulgated under the Securities Act.

           6.8 NO PUBLIC MARKET. Such Purchaser understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for any such securities.

           6.9 ERISA. No part of the funds used by such Purchaser to purchase the Shares hereunder constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975 of the
Code) listed on Schedule 5.23(b).

           6.10 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser. Waller, Kitty Hawk III and Kitty Hawk IV hereby further represent that the transaction structuring fee payable to Whitney, Waller, Kitty Hawk III and Kitty Hawk IV pursuant to Section 2.5 hereof does not constitute a commission or other remuneration paid or given directly or indirectly for the solicitation of any Purchaser or prospective purchaser of the Shares.

           6.11 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by such Purchaser or enforcement against such Purchaser of this Agreement or the transactions contemplated hereby.

                                    ARTICLE 7

                                 INDEMNIFICATION

           7.1 INDEMNIFICATION. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and each of their respective officers, directors, agents, employees, subsidiaries, partners, attorneys, accountants and controlling persons (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between the Company and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities, losses, or diminution in value of the Shares (collectively, "LIABILITIES") resulting from or arising out of (i) any breach of any representation or warranty, covenant or agreement of the Company in this Agreement, the Certificate of Incorporation, the Certificate of Amendment, the Registration Rights Agreement, the Stockholders' Agreement or the other Transaction Documents, including, without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement, the Shares or the other Transaction Documents, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or (ii) any legal, administrative or other actions (including actions brought by either of the Purchasers, the Company, any Subsidiary or any equity holders of the Company or any Subsidiary or derivative actions brought by any Person claiming through or in the Company's or any Subsidiary's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Transaction Documents, the transactions contemplated thereby, or any Indemnified Party's role therein or in the transactions contemplated thereby; provided, however, that the Company shall not be liable under this Section 7.1 to an Indemnified Party: (a) for any amount paid by the Indemnified Party in settlement of claims by the Indemnified Party without the Company's written consent (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party or (c) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Transaction Document; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including, without limitation, fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between the Company and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from
(i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Transaction Document.

           7.2 NOTIFICATION. Each Indemnified Party under this Article 7 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Article 7, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party under this Article 7 unless, and only to the extent that, such omission results in the Company's forfeiture of material substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume and control the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees and expenses under this Article 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Company shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

           7.3  LIMITATIONS ON INDEMNIFICATION.

                (a) The Company shall have no indemnification obligation to an Indemnified Party pursuant to this Article VII with respect to a breach of any representation or warranty unless such Indemnified Party delivers to the Company written notice of such breach within the applicable survival period for such representation or warranty as set forth in Section 9.1 hereof.

                (b) No Indemnified Party shall be entitled to indemnification under this Article VII unless the aggregate amount of Liabilities to which the Indemnified Parties are entitled to recover exceeds $50,000. In the event that such Liabilities exceed an aggregate of $50,000, the Indemnified Parties shall be entitled to indemnification under this Article VII for all Liabilities in excess of an aggregate of $25,000. The limitation set forth in this paragraph
(b) shall not apply with respect to any (i) any breach of any representation or warranty set forth in Section 5.21 hereof, (ii) matter constituting fraud or intentional or willful misconduct, or (iii) covenant or agreement of the Company to be performed or complied with from and after the Closing Date.

           7.4 REGISTRATION RIGHTS AGREEMENT. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.


                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS

           For so long as the Purchasers shall continue to beneficially own an aggregate number of shares of Series B Preferred Stock that is convertible into at least five percent (5%) of the aggregate number of shares of Common Stock into which the shares of Series B Preferred Stock issued pursuant to this Agreement were convertible in the aggregate as of the latest Closing Date that shall have occurred (after appropriate adjustment for dividends, subdivisions, combinations or reclassifications of the Series B Preferred Stock), and until the payment by the Company of all amounts due to the Purchasers under this Agreement and the other Transaction Documents, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, the Company hereby covenants and agrees with the Purchasers as follows:

           8.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures). The Company shall deliver to the Purchasers each of the financial statements and other reports described below:

                (a) Monthly and Quarterly Financial. As soon as available and in any event within thirty (30) days after the end of each month, the Company shall deliver to the Purchasers (i) the consolidated and consolidating balance sheets of the Company and its Subsidiaries, as at the end of such month and the related consolidated and consolidating statements of income, stockholders' and members equity and cash flow for such month and for the period from the beginning of the then current fiscal year of the Company to the end of such month (and, with respect to financial statements delivered for months that are also the last month of any fiscal quarter, accompanied by the related consolidated and consolidating statements of income, stockholders' and member's equity and cash flow for such fiscal quarter) and (ii) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                (b)  Year-End Financial.

                     (i)  As soon as available and in any event within ninety
(90) days after the end of the fiscal year of the Company, the Company shall deliver to the Purchasers (A) the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, stockholders' and members' equity and cash flow for such fiscal year, (B) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (C) a report with respect to the financial statements from Ernst & Young or another "Big Six" accounting firm of certified public accountants selected by the Company and reasonably acceptable to the holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock, voting as a single class, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "STATEMENT") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement). Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to this subsection 8.1(b), the Company shall deliver to the Purchasers a copy of a letter from the Company to such accounting firm, which letter shall have been delivered to such accounting firm prior to its delivery of such financial statements, stating that an intent of the Company in engaging the accounting firm's professional services to prepare the audit report relating to such financial statements was to benefit and influence the Purchasers and their successors or assigns. Such letter shall state that the Purchasers intend to rely on the audit report and the accounting firm's professional services provided to the Company and its Subsidiaries.

                     (ii) Notwithstanding any provision in clause (i) above to the contrary, in the case of the fiscal year of the Company ended December 31, 1997, the Company shall deliver the financial information and other documents required pursuant to clause (i) above no later than the earlier of April 30, 1998 or the Second Closing Date.

                (c) Company's Compliance Certificate. Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subsections 8.1(a) and 8.1(b) above, the Company shall deliver to the Purchasers a fully and properly completed compliance certificate (in the form of Exhibit D hereto or in such other form and substance satisfactory to the Purchasers) signed by the Company's chief executive officer or chief financial officer.

                (d) Accountants' Reports. Promptly upon receipt thereof, the Company shall deliver to the Purchasers copies of all significant reports submitted by the Company's certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

                (e) Management Reports. Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subsections 8.1(a) and 8.1(b) (but with respect to subsection 8.1(a), with respect only to financial statements of the Company and its Subsidiaries delivered for months that are the last month of any fiscal quarter), the Company shall deliver to the Purchasers a management report (i) describing the operations and financial condition of the Company and its Subsidiaries for the quarter or fiscal year then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), which description, shall include, without limitation, construction costs, anchor lease rates, collocation timing and collocation lease rates, (ii) setting forth in comparative form on a month-to-month basis the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to subsection 8.1(f) or otherwise approved by the Board of Directors, and discussing the reasons for any significant variations, and (iii) setting forth in reasonable detail the compliance or non-compliance by the Company or any Subsidiary with any financial or other covenants to which the Company or any such Subsidiary is subject pursuant to any loan agreement or other agreement relating to Indebtedness of the Company or such Subsidiary and discussing the reasons for any non-compliance. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of the Company to the effect that such information fairly presents the results of operations and financial condition of the Company and its Subsidiaries as at the dates and for the periods indicated.

                (f) Projections. No earlier than sixty (60) days prior nor later than thirty (30) days after the end of each fiscal year beginning with the current fiscal year, the Company shall prepare and deliver to the Purchasers projections of the Company and its Subsidiaries for the next succeeding fiscal year, on a month to month basis.

                (g) SEC Filings and Press Releases. Promptly upon their becoming available, the Company shall deliver to the Purchasers copies of (i) all financial statements, reports, notices and proxy statements sent or made available by the Company or any of its Subsidiaries to their security holders,
(ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission or any other governmental or private regulatory authority, and (iii) all press releases and other statements made available by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries.

                (h) Events of Default, Etc. Promptly upon any officer of the Company obtaining knowledge of any of the following events or conditions, the Company shall deliver to the Purchasers copies of all notices given or received by the Company or any of its Subsidiaries with respect to any such event of condition and a certificate of the Company's chief executive officer specifying the nature and period of existence of such event or condition and what action the Company has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes a breach of any provision of this Agreement; (ii) any notice that any Person has given to the Company or any Subsidiary or any other action taken with respect to a claimed default in any agreement evidencing Indebtedness or any other material agreement to which the Company or any Subsidiary is a party; or
(iii) any event or condition that could reasonably be expected to result in any material adverse effect on the Condition of the Company.

                (i) Litigation. Promptly upon any officer of the Company obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary not previously disclosed by the Company to the Purchasers or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary, which, in each case, is reasonably possible to have a material adverse effect on the Condition of the Company, the Company will promptly give notice thereof to the Purchasers and provide to the Purchasers such other information as may be reasonably available to the Company to enable the Purchasers and their respective counsel to evaluate such matter.

                (j) Subsidiaries. Not less than fifteen (15) days prior to creating a Subsidiary or acquiring the stock of a Person, such that such Person will become a Subsidiary, the Company shall notify the Purchasers of the Company's or any Subsidiary's intention to create such Subsidiary or acquire such stock, and following such notice, such Subsidiary will not be created or acquired unless such Subsidiary executes a joinder to this Agreement and the other Transaction Documents in form and substance satisfactory to the Purchasers.

                (k) No Defaults. The Company shall deliver to the Purchasers concurrently with the delivery of the financial statements referred to in subsection 8.1(b), a certificate of the Company's Chief Financial Officer in the form of stating that to his or her knowledge no breach of this Agreement or any Transaction Document shall have occurred during the period covered thereby, except as specified in such certificate.

                (l) Bank Accounts. The Company shall not establish any bank account or other account with any financial institution unless it provides Purchasers with prior written notice thereof.

                (m) Other Information. With reasonable promptness, the Company shall deliver to the Purchasers such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably required by the Purchasers.

           8.2 PRESERVATION OF CORPORATE EXISTENCE. The Company shall, and shall cause each of its Subsidiaries to:


                (a) preserve and maintain in full force and effect its corporate existence;

                (b) conduct their businesses in accordance with sound business practices, keep their properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of such properties (except to the extent that any of such properties are obsolete or are being replaced) so that the efficiency of their business operations shall be fully maintained and preserved; and

                (c) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority.

           8.3 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

                (a) all tax liabilities, assessments and governmental charges or levies upon the Company or any Subsidiary or their properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                (b) all lawful claims which the Company or such Subsidiary is obligated to pay, which are due and which, if unpaid, might by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

                (c) all payments of principal, interest and other amounts when due on Indebtedness.

           8.4 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause its Subsidiaries to comply, in all material respects with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over them or their business or property (including all applicable Environmental
Laws).

           8.5 INSPECTION. The Company will permit, and will cause each of its Subsidiaries to permit, representatives of the Purchasers to visit and inspect any of their properties, to examine their corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice.

           8.6 MAINTENANCE OF PROPERTIES; INSURANCE. The Company and its Subsidiaries shall maintain or cause to be maintained in good repair, working order and condition all material properties used in their respective businesses and will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company and its Subsidiaries will maintain or cause to be maintained with financially sound and reputable insurers that have a rating of "A" or better as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use), public liability and property damage insurance with respect to their respective businesses and properties against loss or damage of the kinds customarily carried or maintained by companies of established reputation engaged in similar businesses and in amounts acceptable to Purchasers and will deliver evidence thereof to Purchasers. Without limiting the foregoing, the Company and its Subsidiaries will maintain at all times business interruption insurance in an amount satisfactory to the Board of Directors of the Company, and directors' and officers' liability insurance coverage for each of the members of the Board of Directors of the Company in amounts satisfactory to the Board of Directors of the Company; provided, however, that the Company shall not be obligated to purchase or maintain such insurance in the event that reasonable terms and pricing are not commercially available.

           8.7 BOOKS AND RECORDS. The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and businesses of the Company and each of its Subsidiaries in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

           8.8 USE OF PROCEEDS. The Company shall use the proceeds of the sale of the Shares at the Closing hereunder only for (i) the fees and expenses in connection with the transactions contemplated hereunder and under the Transaction Documents, and (ii) general corporate purposes.

           8.9 BOARD NOMINEES. The Company shall maintain a Board of Directors consisting of the number of directors specified in Section 5 of the Stockholders' Agreement and use its best efforts to have the nominees designated pursuant to Section 5 of the Stockholders' Agreement elected to the Board of Directors of the Company in accordance with the terms thereof.

           8.10 GRANTING OF OPTIONS. The Company may grant up to an aggregate of 1,817,700 Stock Options, of which 1,244,700 Stock Options have been granted as of the First Closing Date and 573,000 Stock Options are to be granted in the future. If the Stock Options are granted, the Company shall grant the Stock Options at an exercise price equal to at least the per share fair market value of the Common Stock (as determined by the Company's Board of Directors) at the time of such grant.

           8.11 BUSINESS ACTIVITIES. The Company shall engage in no business or business activity other than the businesses and business activities in which it is currently engaged and the performance of its obligations under the Transaction Documents.

           8.12 KEY-MAN LIFE INSURANCE. The Company shall at all times maintain a key-man life insurance policy with a reputable and financially sound insurer on the life of Stephen H. Clark in the face amount of not less than $3,000,000. Such insurance policy shall (a) be in full force and effect by no later than the earlier of (i) two (2) months after the First Closing Date or (ii) the Second Closing Date, (b) name the Company as beneficiary and (c) provide that such insurance policy may not be canceled unless the insurance carrier gives at least 30 days' prior written notice of such cancellation to Purchasers.

           8.13 BOARD CONSENT. The Company shall obtain the consent of the Company's Board of Directors prior to entering into any single contract or agreement for the purchase, lease, construction or management of telecommunication towers that involve the receipt or payment of in excess of $10,000,000.

           8.14 RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance or delivery upon (a) exercise of the warrants set forth on Schedule 5.19, the Stock Options, and (b) conversion of the Shares, the maximum number of shares of capital stock that may be issuable or deliverable upon such exercise or conversion, as the case may be (the "EXERCISABLE SHARES"). The Exercisable Shares shall, when issued or delivered and paid for in accordance with such warrants, the Stock Options or the Certificate of Amendment with respect to the Shares, as the case may be, be duly and validly issued and fully paid and non-assessable. The Company shall issue such capital stock in accordance with the provisions of such warrants, the Stock Options or the Certificate of Amendment with respect to the Shares, as the case may be, and shall otherwise comply, in each case, with the terms thereof.


                                    ARTICLE 9

                                  MISCELLANEOUS

           9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of either Purchaser, acceptance of the Shares and payment therefor, or termination of this Agreement until November 30, 1999, except for the representations and warranties set forth in Sections 5.11, 5.13 and 5.16 and matters constituting fraud or intentional or willful misconduct, which shall survive for the applicable statute of limitation periods (including extensions or waivers thereof). If notification of a breach of any representation or warranty is given on or before the applicable survival period, any claim with respect to such breach shall survive until finally resolved by agreement of the parties or nonappealable court order.

           9.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                (a)  if to Whitney (or JHW II, JHW III or JHW Strategic III):

                     c/o J. H. Whitney & Co.
                     177 Broad Street
                     Stamford, Connecticut  06901
                     Telecopier No.: (203) 973-1422
                     Attention:  Michael R. Stone
                                 Daniel J. O' Brien
                     with a copy to:

                     Morrison Cohen Singer & Weinstein, LLP
                     750 Lexington Avenue
                     New York, New York  10022
                     Telecopier No.: (212) 735-8708
                     Attention: David A. Scherl, Esq.

                (b)  if to Waller:

                     Waller-Sutton Media Partners, L.P.
                     c/o Waller-Sutton Management Group, Inc.
                     1 Rockfeller Plaza
                     New York, New York  10020
                     Telecopier No.:  (212) 218-4355
                     Attention: Andrew J. Armstrong, Jr.

                     with a copy to:

                     Rubin Baum Levin Constant & Friedman
                     30 Rockefeller Plaza, 29th Floor
                     New York, New York 10112
                     Telecopier No.:  (212) 698-7825
                     Attention:  Ronald Greenberg, Esq.

                c)   if to Kitty Hawk III:

                     Kitty Hawk Capital Limited Partnership, III
                     2700 Coltsgate Road, Suite 202
                     Charlotte, North Carolina 28211
                     Telecopier No.: (704) 362-2774
                     Attention:  W. Chris Hegele

                     with a copy to:

                     Smith Helms Mulliss & Moore, LLP
                     214 North Church Street
                     Charlotte, North Carolina 28202
                     Telefacsimile Number: (704) 334-8467
                     Attention:  Harrison Marshall, Esq.

           (e)  if to Kitty Hawk Capital Limited Partnership IV:

                Kitty Hawk Capital Limited Partnership, IV
                2700 Coltsgate Road, Suite 202
                Charlotte, North Carolina 28211
                Telecopier No.: (704) 362-2774
                Attention:   W. Chris Hegele

           (f)  if to Eagle Creek:

                Eagle Creek Capital, L.L.C.
                2300 Carillon Point
                Kirkland, Washington,  98033
                Telecopier No.: (425) 828-8450
                Attention: Susan L. Rasinski

           (g)  if to NCEF:

                The North Carolina Enterprise Fund, L.P.
                3600 Glenwood Ave, Suite 107
                Raleigh, North Carolina  27612
                Telecopier No.:  (919) 783-9195
                Attention:   Charles T. Closson, Jr.

                with a copy to:

                Poyner & Spruill, LLP
                3600 Glenwood Ave., Suite 300
                Raleigh, North Carolina  27612
                Telecopier No.:  (919) 783-1075
                Attention:  Robert B. Womble, Esq.

           (g)  if to Finley L.P.:

                c/o Joe L. Finley, III
                10770 Samples Road
                Alexander, Arkansas 72002
                Telecopier No.: (501) 316-1451

                with a copy to:

                Friday, Eldridge & Clark
                400 West Capitol, Suite 2000
                Little Rock, Arkansas  72201
                Telecopier No.: (501) 376-2147
                Attention: Price C. Gardner, Esq.

           (h)  if to Gupton:

                William R. Gupton
                c/o PCX Corporation
                8343 U.S. Highway 70 East
                Clayton, North Carolina  27520
                Telecopier No.:  (919) 550-2900

           (i)  if to Jackman:

                Jack W. Jackman
                c/o PCX Corporation
                8343 U.S. Highway 70 East
                Clayton, North Carolina  27520
                Telecopier No.:  (919) 550-2900

           (j)  if to Eckert:

                Alton D. Eckert
                c/o PCX Corporation
                8343 U.S. Highway 70 East
                Clayton, North Carolina  27520
                Telecopier No.:  (919) 550-2900

           (k)  if to the Company:

                SpectraSite Holdings, Inc.
                8000 Regency Park, Suite 570
                Cary, North Carolina 27511
                Telecopier No.: (919) 468-8522
                Attention: Mr. Stephen H. Clark
                           Mr. Joe L. Finley, III

                with a copy to:

                Hutchison & Mason PLLC
                4011 Westchase Blvd, Suite 400
                Raleigh, North Carolina 27607
                Telecopier No.: (919) 829-9696
                Attention:  Fred D. Hutchison, Esq.

           All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

           9.3 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchasers may assign any of its rights under any of the Transaction Documents to any Person, and, subject to the terms of the Stockholders' Agreement, any holder of any of the Shares or any of the Common Stock issuable upon conversion of the Series B Preferred Stock may assign any such securities to any Person. The Company may not assign any of its rights under this Agreement without the prior written consent of the Purchasers. Except as provided in Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

           9.4  AMENDMENT AND WAIVER.

                (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto, and (ii) only in the specific instance and for the specific purpose for which made or given; provided, however, that any amendment, supplement or modification of or to any provision of Article 8 hereof, and any consent to any departure by any party from the terms of any provision of Article 8 hereof, shall be effective if it is made or given in writing and signed by the Purchasers holding a majority of the issued and outstanding shares of Series B Preferred Stock (provided that such majority shall include the Whitney Funds and Waller). Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

           9.5 SIGNATURES AND COUNTERPARTS. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           9.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

           9.8 JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SHARES, THE JHW II OPTION OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT THE SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN
SECTION 9.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

           9.9 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

           9.10 RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

           9.11 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, supersede all prior agreements and understandings between the parties with respect to such subject matter. Notwithstanding the foregoing, the Series A Purchase Agreement, as amended in Section 9.16, shall remain in full force and effect and shall not be superseded by the terms of this Agreement.

           9.12 CERTAIN EXPENSES. The Company agrees to pay all reasonable expenses of Whitney, JHW II, JHW III, JHW Strategic III, Waller, Kitty Hawk III, Kitty Hawk IV and NCEF (including reasonable fees, charges and disbursements of counsel) incurred in connection with any amendment, supplement, modification or waiver of or to any provision of this Agreement (including, without limitation, a response to a request by the Company for such Purchasers' consent to any action otherwise prohibited hereunder), the Certificate of Amendment, or consent to any departure by the Company from, the terms of any provision of this Agreement or the Certificate of Amendment.

           9.13 PUBLICITY. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

           9.14 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

           9.15 OBLIGATIONS OF THE PARTIES. Each Purchaser's obligations and the obligations of the Company hereunder and are subject to the execution and delivery by the other Purchaser of this Agreement. The obligations of each Purchaser hereunder and under the other Transaction Documents to which such Purchaser is a party shall be several and not joint, and no Purchaser shall be liable or otherwise responsible for the acts or omissions of any other Purchaser.

           9.16 AMENDMENT OF SERIES A PURCHASE AGREEMENT. The Company, JHW II and Kitty Hawk hereby consent and agree that, effective upon the execution of this Agreement by the parties hereto, the Series A Purchase Agreement shall be amended to: (i) delete Section 8.10 thereof in its entirety and to substitute in lieu thereof the following:

                     "8.10 BOARD NOMINEES. The Company shall maintain a Board of Directors consisting of the number of directors specified in Section 5 of the Second Amended and Restated Stockholders' Agreement, dated as of March 23, 1998, by and among the Company (now known as SpectraSite Holdings, Inc.), a Delaware corporation, WEP, J. H. Whitney III, L.P., a Delaware limited partnership, Whitney Strategic Partners III, L.P., a Delaware limited partnership, Waller-Sutton Media Partners, L.P., a Delaware limited partnership, Kitty Hawk, Kitty Hawk Capital Limited Partnership, IV, a Delaware limited partnership, Eagle Creek Capital, L.L.C., a Washington limited liability company, Stephen H. Clark, Robert M. Long, Finley Family Limited Partnership, an Arkansas limited partnership, The North Carolina Enterprise Fund, L.P., a North Carolina limited partnership, Edward J. Lutkewich, Jack W. Jackman, Alton D. Eckert and William R. Gupton, as such agreement may be amended from time to time (the "Stockholders' Agreement"), and use its best efforts to have the nominees designated pursuant to Section

     5 of the Stockholders' Agreement elected to the Board of Directors of the Company in accordance with the terms thereof.";

and (ii) amend Section 8.13 thereof to (A) delete entirely the requirement to obtain or maintain key-man life insurance on the life of Joe L. Finley, III, and
(B) change the date by which the key-man life insurance policy on the life of Clark must be in full force and effect to the earlier of (i) two (2) months after the First Closing Date or (ii) the Second Closing Date.

           The Company, JHW and Kitty Hawk III further agree that such amendment of the Series A Purchase Agreement constitutes full compliance with Section 9.4 of the Series A Purchase Agreement and that, except as herein amended, the terms and provisions of the Series A Purchase Agreement shall continue unchanged and in full force and effect as originally executed.










                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                          SPECTRASITE HOLDINGS, INC.


                          By: /s/ Stephen H. Clark
                              ---------------------------------------
                              Name: Stephen H. Clark
                              Title:President


                          WHITNEY EQUITY PARTNERS, L.P.

                          By:  J. H. Whitney Equity Partners, LLC,
                               Its General Partner


                          By:  /s/ Michael R. Stone
                               --------------------------------------
                               Name: Michael R. Stone
                               A Managing Member

                          J. H. WHITNEY III, L.P.

                          By:  J. H. Whitney Equity Partners III, LLC
                               Its General Partner

                          By:  /s/ Michael R. Stone
                               --------------------------------------
                               Name: Michael R. Stone
                               A Managing Member

                          WHITNEY STRATEGIC
                          PARTNERS III, L.P.

                          By:  J. H. Whitney Equity Partners III, LLC
                               Its General Partner

                          By:  /s/ Michael R. Stone
                               --------------------------------------
                               Name: Michael R. Stone
                               A Managing Member

               [FIRST SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                          WALLER-SUTTON MEDIA PARTNERS, L.P.

                          By:  /s/ Waller -Sutton Media, LLC
                               ------------------------------
                               Its General Partner


                          By:  /s/ Andrew J. Armstrong, Jr.
                               ------------------------------
                               Name: Andrew J. Armstrong, Jr.
                               A General Partner


                          KITTY HAWK CAPITAL LIMITED
                           PARTNERSHIP, III

                          By: Kitty Hawk Partners Limited Partnership, III Its General Partner


                          By:  /s/ W. Chris Hegele
                               ------------------------------
                               Name: W. Chris Hegele
                               A General Partner


                          KITTY HAWK CAPITAL LIMITED
                           PARTNERSHIP, IV

                          By:  Kitty Hawk Partners LLC, IV
                               Its General Partner


                          By:  /s/ W. CHRIS HEGELE
                               ------------------------------
                               Name: W. CHRIS HEGELE
                               A Manager


                          EAGLE CREEK CAPITAL, L.L.C.

                          By:  /s/ Susan L. Rasinski
                               ------------------------------
                               Name: Susan L. Rasinski
                               A Manager



               [SECOND SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                          THE NORTH CAROLINA ENTERPRISE FUND, L.P.

                          By: The North Carolina Enterprise Corporation,
                               General Partner


                          By:/s/ Charles T. Closson, Jr.
                             -------------------------------
                              Name: Charles T. Closson, Jr.
                              Title:President & CEO


                          FINLEY FAMILY LIMITED PARTNERSHIP




                          By:/s/ Jeff L. Finley III
                             -------------------------------
                              Name: Jeff L. Finley III
                              Title: Managing General Partner


                          /s/ WILLIAM R.GUPTON
                          ----------------------------------
                          WILLIAM R. GUPTON



                          /s/ JACK W. JACKMAN
                          ----------------------------------
                          JACK W. JACKMAN


                          /s/ ALTON D. ECKERT
                          ----------------------------------
                          ALTON D. ECKERT

               [THIRD SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]